EXHIBIT 21

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                         SUBSIDIARIES OF THE REGISTRANT

                                                           Percentage of
                               Jurisdiction of             Ownership held
Subsidiary                      Incorporation              by Registrant
----------                      -------------              -------------

First Federal Savings Bank      United States                   100%



The financial statements of the subsidiary of the registrant are consolidated with those of the registrant.